EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS

~ Updates Fiscal 2020 Outlook ~
~ Board Declares Quarterly Dividend ~

Paramus, NJ – August 28, 2019 -- Movado Group, Inc. (NYSE: MOV) today announced second quarter and six-month results for the period ended July 31, 2019.

—	Net sales increased 9.5% to $157.8 million, or 11.0% on a constant dollar basis;
—	Operating income of $8.8 million versus $12.9 million in the prior year period; Adjusted operating income of $10.3 million versus $14.6 million in the prior year period; and
—	Diluted EPS of $0.75; Adjusted diluted EPS of $0.36 compared to $0.45 in prior year period.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “Overall, we delivered sales growth of 9.5% and adjusted operating income of $10.3 million in the second quarter, despite an increasingly challenging environment for our category, planned incremental investments and currency headwinds. We are pleased with the market share gains of our licensed brand portfolio both internationally and domestically and saw strong digital sales growth on our movado.com site during the quarter. In a difficult marketplace, we are well positioned given the investments we’ve made over the last few years including building out our international markets, acquiring Olivia Burton and MVMT, developing important product innovation and establishing our digital center of excellence. As we look ahead, we will continue to make planned strategic investments across the business to support our brands as we focus on delivering long-term sustainable growth.”

Mr. Grinberg continued, “As we begin the second half of the year, we believe the innovation in our offerings and our strategic initiatives strengthen our position. Importantly, our product pipeline, including Movado Connect 2.0 and Movado Bold Evolution, will give us the opportunity to expand market share during the fall and holiday seasons. That said, we believe it is prudent to update our outlook given unfavorable currency rates, ongoing challenges in our category, the impact of tariffs and the increasingly volatile global environment.”

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)
Second quarter Fiscal 2020 results of operations included the following items:
—
Operating expenses include a $1.1 million pre-tax charge, or $0.9 million after tax, representing $0.04 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT;

—	$0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to Olivia Burton;
—
$0.3 million pre-tax gain, or $0.2 million after tax, representing $0.01 per diluted share, associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives; and

—
Other non-operating income includes a $13.6 million pre-tax benefit, or $10.4 million after tax, representing $0.44 per diluted share, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition.

Second quarter Fiscal 2019 results of operations included the following charges:
—
Operating expenses included a $0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to Olivia Burton; and

—	$1.0 million pre-tax charge, or $0.8 million after tax, representing $0.04 per diluted share, associated with professional fees in conjunction with the MVMT acquisition.

Second Quarter Fiscal 2020 (See attached table for GAAP and Non-GAAP measures)
—
Net sales increased 9.5% to $157.8 million compared to $144.1 million in the second quarter of fiscal 2019. Net sales on a constant dollar basis increased 11.0% compared to net sales in the second quarter of fiscal 2019.

—
Gross profit was $85.3 million, or 54.1% of sales, compared to $77.8 million, or 54.0% of sales, in the second quarter last year. The slight increase in gross margin percentage was primarily the result of increased leverage on fixed costs due to increased sales and favorable changes in channel and product mix mostly offset by unfavorable changes in foreign currency exchange rates.

—
Operating expenses were $76.6 million compared to $65.0 million in the prior year period. For the second quarter of fiscal 2020, adjusted operating expenses were $75.1 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.1 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted operating expenses for the second quarter of fiscal 2019 were $63.2 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.0 million of expenses related to professional fees in conjunction with the MVMT acquisition. The increase in adjusted operating expenses was attributable to higher marketing expenses primarily due to the addition of MVMT and an increase in other operating expenses to support overall sales growth across the portfolio as well as a new joint venture in Spain.

—
Operating income was $8.8 million compared to operating income of $12.9 million in the second quarter of fiscal 2019. Adjusted operating income for the second quarter of fiscal 2020 was $10.3 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.1 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in the estimate of the remaining accrual for the fiscal 2018 cost savings initiatives. For the second quarter of fiscal 2019, adjusted operating income was $14.6 million, which excludes $0.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.0 million of expenses related to professional fees in conjunction with the MVMT acquisition.

—	Non-operating income included a non-cash change in contingent consideration of $13.6 million resulting from the remeasurement of the contingent consideration liability related to the MVMT acquisition.
—
The Company recorded a tax provision of $4.7 million, which equates to an effective tax rate of 21.4%, compared to a tax provision of $3.6 million, or an effective tax rate of 28.3%, in the second quarter of fiscal 2019. The Company recorded an adjusted tax provision in the second quarter of fiscal 2020 of $1.8 million or an adjusted tax rate of 17.8% compared to an adjusted tax provision of $3.9 million or an adjusted tax rate of 27.1% for the second quarter of fiscal 2019.

—
Net income was $17.5 million, or $0.75 per diluted share, compared to $9.1 million, or $0.39 per diluted share, in the second quarter of fiscal 2019. Adjusted net income in the second quarter of fiscal 2020 was $8.3 million, or $0.36 per diluted share, which excludes expenses of $0.6 million, net of $0.1 million of tax, associated with the amortization of acquired intangible assets related to Olivia Burton; $0.9 million, net of $0.3 million of tax, related to the amortization of acquired intangible assets and deferred compensation related to MVMT; and gains of $10.4 million, net of $3.3 million of tax, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition and $0.2 million, net of $0.1 million tax, from the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted net income in the second quarter of fiscal 2019 was $10.6 million, or $0.45 per diluted share, which excludes $0.6 million of amortization expense, net of $0.1 million of tax, related to the acquisition of Olivia Burton, and $0.8 million associated with professional fees in conjunction with the MVMT acquisition, net of $0.2 million of tax.

First Half Fiscal 2020 (See attached table for GAAP and Non-GAAP measures)
—
Net sales were $304.4 million compared to $271.2 million in the first six months of fiscal 2019, an increase of 12.2%. Net sales on a constant dollar basis increased 14.7% compared to net sales in the first six months of fiscal 2019.

—
Gross profit was $164.2 million, or 54.0% of sales, compared to $145.4 million, or 53.6% of sales in the same period last year. Adjusted gross profit for the first six months of fiscal 2020, which excludes

$0.1 million in adjustments associated with the amortization of acquisition accounting adjustments related to the MVMT acquisition, was $164.4 million, or 54.0% of net sales. The increase in adjusted gross margin percentage was primarily the result of favorable changes in channel and product mix as well as increased leverage on fixed costs due to increased sales, partially offset by unfavorable changes in foreign currency exchange rates.

—
Operating expenses were $150.5 million as compared to $124.4 million in the first six months of last fiscal year. For the first six months of fiscal 2020, adjusted operating expenses were $146.9 million, which excludes $1.4 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $2.5 million in adjustments associated with the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. For the first six months of fiscal 2019, adjusted operating expenses were $121.9 million, which excludes $1.5 million of amortization expense related to the acquisition of Olivia Burton and $1.0 million of expenses related to professional fees in conjunction with the MVMT acquisition. The increase in adjusted operating expenses was attributable to higher marketing expenses primarily due to the addition of MVMT and an increase in other operating expenses to support overall sales growth across the portfolio as well as a new joint venture in Spain.

—
Operating income was $13.8 million compared to operating income of $21.0 million in the first six months of fiscal 2019. Adjusted operating income for the first half of fiscal 2020 was $17.4 million, which excludes $1.4 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $2.6 million in adjustments associated with the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to the MVMT acquisition, partially offset by $0.3 million in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. Adjusted operating income for the first half of fiscal 2019, which excludes $1.5 million of amortization expense related to the acquisition of Olivia Burton and $1.0 million of expenses related to professional fees in conjunction with the MVMT acquisition, was $23.5 million.

—	Non-operating income included a non-cash change in contingent consideration of $13.6 million resulting from the remeasurement of the contingent consideration liability related to the MVMT acquisition.
—
The Company recorded a tax provision in the first six months of fiscal 2020 of $5.6 million as compared to a tax provision of $3.5 million in the first six months of last year. Based upon adjusted pre-tax income, the adjusted tax provision was $3.1 million in the first half of fiscal 2020 compared to an adjusted tax provision of $3.9 million in the first half of fiscal 2019.

—
Net income was $21.4 million, or $0.92 per diluted share, compared to $17.3 million, or $0.73 per diluted share, in the first six months of fiscal 2019. Adjusted net income for the first half of fiscal 2020 was $13.9 million, or $0.60 per diluted share, which excludes expenses of $1.1 million, net of $0.3 million of tax, associated with the amortization of acquired intangible assets related to Olivia Burton; $2.0 million, net of $0.6 million of tax, related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation related to MVMT; and gains of $10.4 million, net of $3.3 million of tax, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition; and $0.2 million, net of $0.1 million tax, in adjustments associated with the change in estimate of the remaining accrual for the fiscal 2018 cost saving initiatives. This compares to adjusted net income in the first half of fiscal 2019 of $19.3 million, or $0.82 per diluted share, which excludes $1.2 million in amortization expense, net of $0.3 million tax, related to the acquisition of Olivia Burton and $0.8 million, net of $0.2 million tax, related to professional fees in conjunction with the MVMT acquisition.

Updated Fiscal 2020 Outlook
Given the challenging retail environment, currency headwinds and reduced visibility into the global retail and economic landscape, the Company is updating its outlook for fiscal 2020. As such, the Company now anticipates that net sales will be in a range of $725.0 million to $740.0 million and operating income will be in a range of $67.0 million to $70.0 million. The Company expects net income in fiscal 2020 to be in a range of $52.5 million to $55.0 million, or $2.25 to $2.35 per diluted share, reflecting a 21% effective tax rate. The outlook excludes approximately $8.0 million of amortization of the acquired intangible assets and other expenses for fiscal 2020 related to the acquisitions of MVMT and Olivia Burton, the $13.6 million remeasurement of the contingent consideration liability related to the MVMT acquisition and the $0.3 million change in the estimate for the remaining accrual for the fiscal 2018 cost savings initiatives. The Company's outlook assumes no significant fluctuations from prevailing foreign currency exchange rates and no further changes in prevailing tariff rates.

Quarterly Dividend and Share Repurchase Program
The Company announced that on August 28, 2019, the Board of Directors approved the payment on September 24, 2019 of a cash dividend in the amount of $0.20 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on September 10, 2019.

During the second quarter of fiscal 2020, the Company repurchased 53,000 shares under its share repurchase program. As of July 31, 2019, the Company had $36.4 million remaining under the $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, August 28, 2019 at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on August 28, 2019 until

11:59 p.m. ET on September 11, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13693566.

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions and the change in estimate for the remaining accrual for the fiscal 2018 cost savings initiatives. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of charges for the Olivia Burton and MVMT acquisitions, the change in estimate of the remaining accrual for the fiscal 2018 cost savings initiatives and the remeasurement of the contingent consideration liability. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, the change in estimate for the remaining estimate for the fiscal 2018 cost savings initiatives and the remeasurement of the contingent consideration liability. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the United Kingdom’s process to exit from the European Union), the stability of the United Kingdom after its potential exit from the European Union, and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses (including Olivia Burton and MVMT) without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions,  general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,

	2019	2018	2019	2018

Net sales	$157,816	$144,093	$304,365	$271,242

Cost of sales	72,477	66,259	140,153	125,884

Gross profit	85,339	77,834	164,212	145,358

Operating expenses	76,563	64,974	150,462	124,359

Operating income	8,776	12,860	13,750	20,999

Non-operating income/(expense):
Change in contingent consideration	13,627	-	13,627	-
Interest expense	(225)	(162)	(449)	(384)
Interest income	24	57	45	114

Income before income taxes	22,202	12,755	26,973	20,729

Provision for income taxes	4,741	3,615	5,588	3,474

Net income	17,461	9,140	21,385	17,255

Less: Net loss attributable to noncontrolling interests	(44)	-	(45)	-

Net income attributable to Movado Group, Inc.	$17,505	$9,140	$21,430	$17,255

Diluted Income Per Share Information
Net income attributable to Movado Group, Inc.	$0.75	$0.39	$0.92	$0.73

Weighted diluted average shares outstanding	23,292	23,712	23,370	23,585

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported
	Three Months Ended
	July 31,		% Change

	2019	2018

Total net sales, as reported	$157,816	$144,093	9.5%

Total net sales, constant dollar basis	$159,893	$144,093	11.0%

	As Reported Six Months Ended July 31,		% Change

	2019	2018

Total net sales, as reported	$304,365	$271,242	12.2%

Total net sales, constant dollar basis	$311,106	$271,242	14.7%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended July 31, 2019
As Reported (GAAP)	$157,816	$85,339	$8,776	$22,202	$4,741	$17,505	$0.75
Olivia Burton Costs (1)	-	-	690	690	131	559	0.02
MVMT Costs (2)	-	-	1,125	1,125	270	855	0.04
Change In Contingent Consideration (3)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (4)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$157,816	$85,339	$10,271	$10,070	$1,795	$8,319	$0.36

Three Months Ended July 31, 2018
As Reported (GAAP)	$144,093	$77,834	$12,860	$12,755	$3,615	$9,140	$0.39
Olivia Burton Costs (1)	-	-	719	719	137	582	0.02
MVMT Costs (5)	-	-	1,020	1,020	174	846	0.04
Adjusted Results (Non-GAAP)	$144,093	$77,834	$14,599	$14,494	$3,926	$10,568	$0.45

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provision/(Benefit) for Income Taxes	Net Income Attributable to Movado Group, Inc.	Diluted EPS
Six Months Ended July 31, 2019
As Reported (GAAP)	$304,365	$164,212	$13,750	$26,973	$5,588	$21,430	$0.92
Olivia Burton Costs (1)	-	-	1,402	1,402	266	1,136	0.05
MVMT Costs (2)	-	140	2,598	2,598	624	1,974	0.08
Change In Contingent Consideration (3)	-	-	-	(13,627)	(3,270)	(10,357)	(0.44)
Cost Savings Initiatives (4)	-	-	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$304,365	$164,352	$17,430	$17,026	$3,131	$13,940	$0.60

Six Months Ended July 31, 2018
As Reported (GAAP)	$271,242	$145,358	$20,999	$20,729	$3,474	$17,255	$0.73
Olivia Burton Costs (1)	-	-	1,486	1,486	282	1,204	0.05
MVMT Costs (5)	-	-	1,020	1,020	174	846	0.04
Adjusted Results (Non-GAAP)	$271,242	$145,358	$23,505	$23,235	$3,930	$19,305	$0.82

(1)	Related to the amortization of acquired intangible assets for Olivia Burton.
(2)	Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT.
(3)	Remeasurement of contingent consideration liability.
(4)	Change in estimate in Fiscal 2020 for severance and occupancy expenses.
(5)	Related to costs associated with the acquisition of MVMT brand.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	January 31,	July 31,
	2019	2019	2018
ASSETS

Cash and cash equivalents	$134,890	$189,911	$175,583
Trade receivables, net	93,699	84,026	83,818
Inventories	200,953	165,311	171,417
Other current assets	32,113	28,898	37,852
Total current assets	461,655	468,146	468,670

Property, plant and equipment, net	28,248	26,067	24,533
Operating lease right-of-use assets	91,119	-	-
Deferred and non-current income taxes	24,621	24,503	8,074
Goodwill	131,936	136,033	55,744
Other intangibles, net	43,995	48,183	19,976
Other non-current assets	59,057	56,769	50,251
Total assets	$840,631	$759,701	$627,248

LIABILITIES AND EQUITY

Accounts payable	$50,281	$38,650	$34,578
Accrued liabilities	43,874	44,429	41,597
Accrued payroll and benefits	7,333	18,773	8,457
Current operating lease liabilities	14,609	-	-
Income taxes payable	10,800	10,831	5,996
Total current liabilities	126,897	112,683	90,628

Loans payable to bank, non current	50,300	50,280	-
Deferred and non-current income taxes payable	26,593	29,242	29,718
Non-current operating lease liabilities	82,972	-	-
Other non-current liabilities	50,025	67,120	43,548

Redeemable noncontrolling interest	3,540	3,721	-

Shareholders' equity	500,304	496,655	463,354
Total liabilities, redeemable noncontrolling interest and equity	$840,631	$759,701	$627,248

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 31,

	2019	2018
Cash flows from operating activities:
Net income	$21,430	$17,255
Change in contingent consideration	(13,627)	-
Depreciation and amortization	7,937	6,495
Other non-cash adjustments	2,289	1,860
Changes in working capital	(50,401)	(22,063)
Changes in non-current assets and liabilities	(222)	584
Net cash (used in)/provided by operating activities	(32,594)	4,131

Cash flows from investing activities:
Capital expenditures	(6,948)	(5,060)
Tradenames and other intangibles	(99)	(217)
Net cash used in investing activities	(7,047)	(5,277)

Cash flows from financing activities:
Repayments of bank borrowings	-	(25,000)
Dividends paid	(9,196)	(9,229)
Stock repurchase	(4,199)	(2,057)
Stock awards and options exercised and other changes	(1,234)	4,825
Net cash used in financing activities	(14,629)	(31,461)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(751)	(6,621)
Net change in cash, cash equivalents, and restricted cash	(55,021)	(39,228)
Cash, cash equivalents, and restricted cash at beginning of period	190,459	215,411

Cash, cash equivalents, and restricted cash at end of period	$135,438	$176,183

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$134,890	$175,583
Restricted cash included in other non-current assets	548	600
Cash, cash equivalents, and restricted cash	$135,438	$176,183